EXHIBIT A-4

Form of Articles of Merger

                                                   FEDERAL IDENTIFICATION
                                                   NO. _______________________
                                                   Fee:  $250.00
__________
Examiner

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER OF TRUST AND CORPORATION
(General Laws, Chapter 156B, Section 83)

We,Chet Messer, *President~~/*Vice President~~

and Rich Rapp, ~~*Clerk/*Assistant Clerk~~Secretary,

of KeySpan New England, Inc., a Delaware corporation
      (Name of corporation)

located at One Beacon Street, Boston, Massachusetts 02108
        (Address of corporation)

and the trustees or other persons authorized to sign for the trust named below hereby certify as follows:

 1. The trust to be merged into the corporation is:

     NAME                      STATE OF ORGANIZATION       DATE OF ORGANIZATION

     Eastern Enterprises       Massachusetts                   July 18, 1929
__________ P.C.

*Delete the inapplicable words.

2. The ~~*corporation /~~*trust owns at least ninety percent (90%) of the outstanding shares of each class of the *corporation ~~/ *trust~~.

3. In the case of the above-named trust, the provisions of the Instrument of Declaration of Trust permit the merger herein described, and that all action required under the laws of this Commonwealth in connection with this merger has been duly taken.

4. The agreement of merger complies with the requirements of General Laws, Chapter 156B, Section 83, and will be kept as provided by Subsection (d) thereof. The corporation will furnish a copy of said agreement to any stockholder of the corporation, or any person who was an owner of a certificate of participation or shares of the association or trust, upon written request and without charge.

5. The effective date of the merger determined pursuant to the agreement referred to in paragraph 4 shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing: N/A

6. The undersigned officers, with respect to the corporation, and the undersigned trustees or other authorized persons, with respect to the trust, further certify that the agreement of merger has been duly approved by the corporation and by the trust, respectively, in the manner required by General Laws, Chapter 156B, Section 83 on the following dates:

Date of approval by corporation: _____________, 2001

Date of approval by trust: ______________, 2001

SIGNED UNDER THE PENALTIES OF PERJURY, this __ day of ___________________, 2001,

FOR THE CORPORATION:
___________________________________________,*President~~/*Vice President,~~ ___________________________________________,*~~Clerk/ *Assistant Clerk~~Secretary.

FOR THE TRUST:

___________________________________________
___________________________________________
___________________________________________

   (Trustees or authorized persons)

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF MERGER OF TRUST AND CORPORATION

(General Laws, Chapter 156B, Section 83)

__________________________________________________

I hereby approve the within Articles of Merger of Trust and Corporation and, the filing fee in the amount of $_______________, having been paid, said articles are deemed to have been filed with me this ___ day of ______, 20__. Effective date: ________________________________

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

________________________________

________________________________

________________________________

Telephone:______________________